SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Maiden Lane, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On December 28, 2005, Capital Lease Funding, Inc. (the “Company”) filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the closing of the acquisition of a portfolio of three real properties leased to Allstate Insurance Company for an aggregate purchase price of $59.0 million (the “Properties”). The Company is filing this Form 8-K/A to amend the above Form 8-K filing to add pro forma financial information.

Item 9.01. Financial Statements and Exhibits.

The following pro forma financial information is filed as part of this report.

(b) Pro forma financial information

The unaudited pro forma financial statements set forth:

•	the Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of September 30, 2005;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 2004;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2005; and

•	the notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2005 assumes the Company’s acquisition of the Properties was consummated on September 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004, and the nine months ended September 30, 2005 assume the Company’s acquisition of the Properties occurred on January 1, 2004. The pro forma condensed consolidated financial statements do not purport to represent what our financial position or results of operations would have been if the acquisition had been consummated as of the dates indicated, nor do they purport to project our financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with our 2004 historical financial statements as included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005.

The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
September 30, 2005
(Unaudited, in thousands)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments		Capital Lease Funding, Inc. Pro Forma
Assets
Cash and cash equivalents	$11,537	$(3,537)	(a)	$8,000
Mortgage and other real estate loans held for investment	260,691	–		260,691
Real estate investments, net	672,411	56,170	(a)	728,581
Assets held for sale	–	2,942	(b)	2,942
Securities available for sale	118,755			118,755
Structuring fees receivable	4,007			4,007
Prepaid expenses and other assets	37,726	85	(c)	37,811
Amounts due from affiliates and members	104			104
Accrued rental income	4,094			4,094
Derivative assets	629			629
Furniture, fixtures and equipment, net	336			336
Total Assets	$1,110,290	$55,661		$1,165,951
Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses	$11,109			$11,109
Deposits and escrows	3,758			3,758
Repurchase agreement obligations	84,455	13,936	(c)	98,391
Mortgages on real estate investments	480,567	41,725	(c)	522,292
Collateralized debt obligations	268,148			268,148
Derivative liabilities	474			474
Deferred rental revenue	735			735
Intangible liabilities on real estate investments	15,216			15,216
Dividends payable	5,016			5,016
Total Liabilities	869,478	55,661		925,139
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, no shares issued and outstanding	–			–
Common stock, $0.01 par value, 500,000,000 shares authorized, 27,868,480 shares issued and outstanding	279			279
Additional paid in capital	241,803			241,803
Accumulated other comprehensive income (loss)	(1,270)			(1,270)
Total Stockholders' Equity	240,812	–		240,812
Total Liabilities and Stockholders' Equity	$1,110,290	$55,661		$1,165,951

See notes to the pro forma condensed consolidated financial statements.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2004
(Unaudited, in thousands, except per share data)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments		Capital Lease Funding, Inc. Pro Forma
Revenues:
Interest income from mortgage loans and securities	$13,589			$13,589
Gain on sales of mortgage loans and securities	794			794
Rental revenue	4,287	4,322	(d)	8,609
Property expense recoveries	1,608			1,608
Other revenue	726			726
Total revenues	21,004	4,322		25,326
Expenses:
Interest expense	2,768	2,864	(c)	5,632
Property expenses	1,761			1,761
Net loss on derivatives and short sales of securities	724			724
Loss on securities	247			247
General and administrative expenses	8,833			8,833
General and administrative expenses-stock based compensation	3,825			3,825
Depreciation and amortization expense on real property	1,281	1,147	(e)	2,428
Loan processing expenses	196			196
Total expenses	19,635	4,011		23,646
Income before provision for income taxes	1,369	312		1,681
Provision for income taxes	9			9
Income from continuing operations	1,360	312		1,672
Income from discontinued operations	–	195	(d)	195
Net income	$1,360	$507		$1,867
Earnings per share
Net income per share, basic and diluted	$0.06			$0.08
Weighted average number of common shares outstanding, basic and diluted	22,125			22,125

See notes to the pro forma condensed consolidated financial statements.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2005
(Unaudited, in thousands, except per share data)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments		Capital Lease Funding, Inc. Pro Forma
Revenues:
Interest income from mortgage and other real estate loans and securities	$20,123			$20,123
Gain on sales of mortgage and other real estate loans and securities	447			447
Rental revenue	23,438	3,242	(d)	26,680
Property expense recoveries	4,193			4,193
Other revenue	279			279
Total revenues	48,480	3,242		51,722
Expenses:
Interest expense	19,554	2,230	(c)	21,784
Property expenses	7,068			7,068
Loss on securities	2,372			2,372
General and administrative expenses	7,504			7,504
General and administrative expenses-stock based compensation	1,569			1,569
Depreciation and amortization expense on real property	6,785	860	(e)	7,645
Loan processing expenses	181			181
Total expenses	45,033	3,090		48,123
Income before minority interest	3,447	152		3,599
Minority interest in consolidated entities	55			55
Income from continuing operations	3,502	152		3,654
Income from discontinued operations	–	150	(d)	150
Net income	$3,502	$302		$3,804
Earnings per share
Net income per share, basic and diluted	$0.13			$0.14
Weighted average number of common shares outstanding, basic and diluted	27,755			27,755

See notes to the pro forma condensed consolidated financial statements.

Capital Lease Funding, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect the acquisition of the Properties by Capital Lease Funding, Inc. The Company has classified two of the three Properties as held for investment (the “Investment Properties”). The smallest of the three Properties is an approximately 19,500 square foot office building located in Pittsburgh, Pennsylvania (the “Held for Sale Property”). Because of the small size of the Held for Sale Property, management concluded, prior to completing the acquisition, to resell this Property promptly following its acquisition. Therefore, the Company has classified the carrying value of the Held for Sale Property as assets held for sale on the pro forma condensed consolidated balance sheet at September 30, 2005, and the revenue from this property as income from discontinued operations on the pro forma condensed consolidated statements of operations for the year ended December 31, 2004, and the nine months ended September 30, 2005. Based on initial pricing expectations, the Company expects to recognize a gain on the sale of the Held for Sale Property and, therefore, no impairment loss on this property has been recognized in these pro forma financial statements.

The accompanying unaudited pro forma condensed consolidated balance sheet presents the historical financial information of the Company as of September 30, 2005, as adjusted for the acquisition of the Properties as if the transaction had occurred on September 30, 2005.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004, and the nine months ended September 30, 2005, combines the historical operations of the Company with the expected operations of the Properties as if the transaction had occurred on January 1, 2004.

2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following significant pro forma adjustments:

(a)
Adjustment to reflect the Company’s purchase of the Investment Properties, for approximately $56.2 million, inclusive of acquisition and closing costs. The Company has allocated the purchase price of the Investment Properties to land, buildings and improvements in the accompanying pro forma consolidated balance sheet. The Company is in the process of determining if any intangible assets were acquired which may result in future adjustments to the allocation of the purchase price. See Note 2(d).

(b)
Adjustment to reflect the Company’s purchase of the Held for Sale Property, for approximately $2.9 million, inclusive of acquisition and closing costs. As described in Note 1 above, the Company has classified this Property as held for sale. The Company does not intend to make any future allocation of the purchase price on this Property to intangible assets, and no depreciation expense on this Property has been recognized. The Company has not financed and does not plan to finance the Held for Sale Property.

(c)
Adjustment to reflect the Company’s long-term financing on the Investment Properties and the increase in additional repurchase agreement obligations. On the acquisition date, the Company obtained long-term mortgage financing on the Investment Properties with LaSalle Bank National Association (“LaSalle”), in the principal amount of approximately $41.7 million at an interest rate of 5.68%. Inclusive of costs incurred related to the financing, the Company’s effective interest rate on the financing is 5.71%. The mortgage loan with LaSalle requires monthly payment of interest only during the first thirty-six (36) months of the loan term and interest and principal during the remaining term, with a maturity date of January 2016. Interest expense on our repurchase agreement obligations was computed using our average interest rate for the applicable periods.

(d)
Adjustment required for the estimated rental revenues for the Properties. Rental income on the Investment Properties is recognized on a straight-line basis. The Properties are subject to triple net leases and therefore no operating expenses are estimated to be incurred by the Company. The Company intends to account for the acquisition in accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations”, and No. 142, “Goodwill and Other Intangibles”, and is currently in the process of analyzing the fair value of in-place leases on the Investment Properties. No value has yet been assigned to the leases and, therefore, the purchase price allocation is preliminary and subject to change.

(e)
Adjustment required to reflect depreciation on the Investment Properties, based on the total allocated cost of the acquisition to depreciable assets. For GAAP purposes, the Company depreciates the Investment Properties using the straight-line method with an estimated useful life of 40 years. As discussed in Notes 2(a) and 2(d), the Company has not finalized the allocation of the purchase price on the Investment Properties. Any change to the allocation may result in changes to depreciation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

By:	/s/ SHAWN P. SEALE
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

DATE: March 6, 2006